UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2016 (October 18, 2016)

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

904-281-6000

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2016, EverBank Financial Corp (the “Company”) announced that, in connection with the closing of the Company’s previously announced merger (the “Merger”) with Teachers Insurance and Annuity Association of America (“TIAA”), John S. Surface will depart from his positions as the Senior Executive Vice President and Head of Corporate Development and Strategy of the Company, effective at the closing of the Merger. Mr. Surface’s departure will be treated as a qualifying termination under the terms of his employment agreement with the Company and as a result, he will become entitled to the severance payments and benefits described under “The Merger—Interests of Certain Persons in the Merger—Employment Arrangements with Executive Officers” in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp
(Registrant)

By:	/s/ Jean-Marc Corredor
	Name:	Jean-Marc Corredor
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

Dated: October 18, 2016